EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Highland Bancorp, Inc.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Highland Bancorp, Inc. pertaining to the 1994 Stock Option and Performance Share Award Plan, as amended and restated, of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Highland Bancorp, Inc. for the year ended December 31, 1997.

                                       /s/   GRANT THORNTON LLP

Los Angeles, California
June 22, 1998